Exhibit 10.2

OPEXA THERAPEUTICS, INC.

12% CONVERTIBLE SECURED PROMISSORY NOTE

$____________	July 25, 2012

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

OPEXA THERAPEUTICS, INC., a Texas corporation (the “Company”), for value received, hereby promises to pay to the order of ______________________ (“Investor”), whose address is ______________________________, at said address or such other addresses as may be designated in writing by Investor from time to time, or Investor’s registered assigns, the principal amount of __________________________ and No/100 Dollars ($_____________), together with interest thereon from the date of issuance of this 12% Convertible Secured Promissory Note (the “Note”) on the unpaid principal balance at an annual rate of interest equal to twelve percent (12%) per annum, compounded annually (on the basis of a 360-day year) until converted or paid in full, such principal (to the extent unpaid or unconverted as provided herein) and any accrued and unpaid interest to be payable as provided below on July 25, 2014 (the “Maturity Date”). This Note is one of a series of Notes of like tenor issued by the Company pursuant to that certain Note Purchase Agreement entered into contemporaneously herewith by and among the Company and the Investors named therein (the “Purchase Agreement”).

The following is a statement of rights of the holder of this Note and the conditions to which this Note is subject, to which the holder hereof, by the acceptance of this Note, assents:

1.             Payment.

(a) Principal.  Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the Company shall make payment of principal when due in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts (“Legal Tender”).

(b) Interest.  Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the Company shall make payment of all accrued interest when due (in the sole discretion of the Company’s Board of Directors) in either (i) Legal Tender or (ii) if there is an effective registration statement under the Securities Act of 1933 (the “Securities Act”) for the resale of such shares, no Event of Default then exists or would result therefrom, and such shares are then traded upon the NASDAQ Capital Market, then in shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).  If paid by shares of Common Stock, such shares shall be deemed to have a value equal to the volume weighted average price for the Common Stock on the Trading Market for the five (5) Trading Days ending three (3) Trading Days prior to any payment date at issue, where “Trading Day” means a day on which the Common Stock is traded on the Trading Market, and “Trading Market” means the NASDAQ Capital Market.  Interest shall be paid semi-annually on June 30 and December 31, beginning on December 31, 2012, and on the day when this Note is due (as stated or by acceleration), and any unpaid interest accrued on any principal amount of this Note which is converted or repaid pursuant to this Note shall be paid concurrent with such conversion or repayment.

(c) Pre-Payment.  Notwithstanding the foregoing, the Company may prepay all or any portion of the principal sum of and/or interest on this Note without penalty upon 15 days prior written notice to the Investor, subject to the provisions of Section 2 hereof.

2.             Conversion.

(a) Investor Conversion Rights.  Subject to Section 2(c), the Investor may elect to convert all or part of the unpaid principal amount of this Note (such unpaid principal amount referred to as the “Outstanding Balance”) into shares of the Company’s Series A Convertible Preferred Stock, no par value (the “Series A Preferred Stock”), subject to adjustment as provided herein.  The number of shares of Series A Preferred Stock into which the Outstanding Balance is convertible (the “Conversion Shares”) shall be determined by dividing (i) the Outstanding Balance by (ii) the “Conversion Price” of One Hundred Dollars ($100.00) (subject to adjustment as provided herein).  The Investor shall effect such conversion by sending written notice (“Notice of Conversion”) to the Company.  For the purposes of this Section 2(a), conversion shall be deemed to occur on the date that the Company receives the Notice of Conversion from the Investor.  The Company will, as soon as practicable but in no event later than three (3) business days after receipt of the Notice of Conversion issue and deliver to the Investor a certificate or certificates for the number of shares of Series A Preferred Stock to which the Investor will be entitled on conversion, and if applicable, a promissory note in form substantially the same as this Note in the amount of any unconverted principal and interest.

(b) Company Conversion Rights.  Subject to Section 2(c), upon the occurrence of any of the following events, the Company may elect at any time thereafter, so long as such event continues or during the forty-five (45) business days thereafter, to convert all the Outstanding Balance into shares of Series A Preferred Stock:  (i) such time as the shares of Common Stock trade on the Trading Market with a per share closing price on the Trading Day of at least $2.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) for at least twenty (20) consecutive Trading Days; or (ii) the Company does both of the following (as determined in the reasonable discretion of the Company’s Board of Directors):  (x) executes a strategic agreement with a partner or potential partner by which the Company will receive a minimum of $5,000,000 either (a) to partially fund a Phase II clinical trial for TcelnaTM in patients with Secondary Progressive Multiple Sclerosis (SPMS) or (b) in return for granting an option to partner with the Company to conduct a clinical trial in patients with SPMS; and (y) receives a gross aggregate minimum of $25,000,000 in additional capital (including, for this purpose and without limitation, the capital raised under the offering pursuant to which this Note was issued, any new or additional capital received from any partner or potential partner, and any new or additional capital received from any other source).  The number of shares of Series A Preferred Stock into which this Note shall be convertible shall be determined by dividing (i) the Outstanding Balance by (ii) the Conversion Price.  The Company shall effect such conversion by sending a Notice of Conversion to the Investor at its address on the Company’s books.  For the purposes of this Section 2(b), conversion shall be deemed to occur on the date that the Company sends such Notice of Conversion to the Investor.  The Company will, as soon as practicable but in no event later than three (3) business days after sending the Notice of Conversion, issue and deliver to the Investor a certificate or certificates for the number of securities to which the Investor will be entitled on conversion, and if applicable, a promissory note in form substantially the same as this Note in the amount of any unconverted principal.

(c) Limitation on the Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the Outstanding Balance shall not be converted pursuant to Section 2(a) or Section 2(b) to the extent that, after giving effect to such conversion, the Investor (together with any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Investor, as such terms are used in and construed under Rule 144 under the Securities Act and the rules and regulations promulgated thereunder - each an “Affiliate”) would (i) beneficially own shares of Common Stock in excess of 19.9% of the shares of Common Stock outstanding (immediately after giving effect to any conversion pursuant to Section 2(a) or Section 2(b) as well as any then pending conversions pursuant to any other Notes issued pursuant to the Purchase Agreement) or (ii) control in excess of 19.9% of the total voting power of the Company’s securities outstanding (immediately after giving effect to any conversion pursuant to Section 2(a) or Section 2(b) as well as any then pending conversions pursuant to any other Notes issued pursuant to the Purchase Agreement) that are entitled to vote on a matter being voted on by holders of Common Stock, unless and until the Company obtains shareholder approval permitting such issuances in accordance with applicable rules of the NASDAQ Stock Market; provided, however, that such limitations on conversion shall not apply to any conversion in connection with and subject to completion of the following if, upon completion, the Investor and its Affiliates would not exceed the specified limits:  (i) any offering of securities by the Company or its shareholders (including, without limitation, the Investor); and (ii) a bona fide third party tender offer for the Company securities.  For purposes of this Section 2(c), beneficial ownership shall (x) exclude such number of shares of Common Stock that would be issuable upon exercise or conversion of the unexercised or non-converted portion of any securities of the Company (including, without limitation, options, warrants, shares of Series A Preferred Stock and other convertible securities such as this Note) except for a limitation on conversion or exercise analogous to the limitation contained in the first sentence of this Section 2(c) and (y) otherwise be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (and the rules promulgated thereunder).  [Note:  If the limitation contained in the first sentence of this Section 2(c) applies to any conversion, then the Company shall nonetheless issue to the Investor such securities as may be issued below the limitation.]  Upon the written request of the Investor, the Company shall within two (2) Trading Days confirm in writing to the Investor the number of shares of Common Stock then outstanding.

(d) Surrender of Note.  Upon conversion of this Note into Series A Preferred Stock as provided in this Section 2, the Investor shall promptly surrender this Note at the offices of the Company at 2635 Technology Forest Blvd., The Woodlands, Texas 77381 and the Company shall, at its expense, deliver to the Investor as soon as practicable a certificate representing the number of shares of Series A Preferred Stock provided in Section 2(a) or Section 2(b), as applicable.  The Company will place on each certificate a legend substantially the same as that appearing on this Note, in addition to any legend required by any applicable state or federal law.  Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of Series A Preferred Stock purchased by conversion under this Section 2 shall be, and be deemed to be, issued to the Investor as the record owner of such shares as of the close of business on the deemed date of conversion as provided in Section 2(a) and Section 2(b).

(e) No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  With respect to any fraction of a share called for upon the conversion exercise of this Note, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Investor.

(f) No Rights as Shareholder.  Prior to the conversion of this Note, the Investor shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Note.

(g) General.  The foregoing conversion rights are subject in all respects to compliance by the Company with all applicable laws, rules and regulations.

3.            Pari Passu.  This Note is one of several convertible secured promissory notes of the Company issued contemporaneously herewith (together with this Note, the “Convertible Notes”) evidencing indebtedness incurred by the Company for interim financing provided to the Company.  This Note and the other Convertible Notes shall rank pari passu as to the payment of principal and interest.  The Investor agrees that any payments or prepayments to Investor and to the holders of the other Convertible Notes, whether principal, interest or otherwise, shall be made pro rata among the Investor and the holders of the other Convertible Notes based upon the aggregate unpaid principal amount of this Note and the other Convertible Notes.  By accepting this Note, the Investor agrees that if the Investor or any other holder of a Convertible Note obtains any payments (whether voluntary, involuntary, by prepayment, set-off or otherwise) of the principal or interest on this Note or any other Convertible Note in excess of such holder’s pro rata share of payments received by all holders of the Convertible Notes, such holder shall purchase from the holders of the other Convertible Notes such participation in such promissory notes held by them as is necessary to cause all such holders to share the excess payment ratably among each of them as provided in this Section 3.

4.             Security.  To secure the full and prompt payment to the Investor of the Company’s obligations and liabilities under this Note, the Company hereby grants to the Investor and the other holders of Convertible Notes a continuing security interest in the Collateral (as such term is defined in the Security Agreement (as defined in the Purchase Agreement) entered into contemporaneously herewith) as more fully set forth in the Security Agreement.  In addition to the rights and remedies set forth in this Note, and subject to the other provisions of this Note, the Investor shall have all of the rights and remedies available to the Investor under the Purchase Agreement, the Security Agreement and as a secured party under the Texas Uniform Commercial Code.  The Company will, from time to time, execute and deliver to the Investor such documents, and take such further action, as the holders of at least two thirds (66-2/3%) in principal amount of the then outstanding Convertible Notes may reasonably request in order to further carry out the intent and purpose of this Section 4 and to protect the security interests created or intended to be created hereby and in the Security Agreement.

5.             Adjustments.  Subject and pursuant to the provisions of this Section 5, the Conversion Price and the Conversion Shares shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Conversion Shares in Conversion Shares, subdivide its outstanding Conversion Shares into a greater number of shares or combine its outstanding Conversion Shares into a smaller number of shares, then the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Conversion Shares outstanding immediately prior to such change and the denominator of which shall be the number of Conversion Shares outstanding immediately after giving effect to such change.  Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Investor shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Investor hereunder to the end that the provisions of this Note (including, without limitation, provision for adjustment of the Conversion Price and the Conversion Shares) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Investor, at the last address of the Investor appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled upon conversion of this Note.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In the event of a conversion of all shares of Series A Preferred Stock to Common Stock as contemplated by the Certificate of Designation (as defined in the Purchase Agreement), as it may be amended from time to time, this Note shall thereafter be convertible into shares of Common Stock (i.e., Common Stock shall be the Conversion Shares instead of Series A Preferred Stock) and the Conversion Price shall be adjusted to reflect the ratio upon which the shares of Series A Preferred Stock converted to Common Stock; provided, however, that any duplicative or overlapping adjustments with respect to the effective conversion ratio of the Outstanding Balance into shares of Common Stock which may occur as a result of the foregoing provision shall be eliminated.

(d) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 5(a)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the closing price of the Common Stock as listed on the NASDAQ Stock Market immediately prior to such payment date (the “Market Price”), less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price.

(e) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(f) In the event that, as a result of an adjustment made pursuant to this Section 5, the Investor shall become entitled to receive any shares of capital stock of the Company other than shares of Series A Preferred Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares.

(g) To the extent permitted by applicable law and the listing requirements of any stock exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Company’s Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Investor at least five (5) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.  Notwithstanding the foregoing, the Company shall treat all holders of the Notes equally in this respect.

(h) Conversion Price Floor.  Notwithstanding anything herein to the contrary, until such time as the Company obtains shareholder approval in accordance with applicable rules of the NASDAQ Stock Market in order to allow the Conversion Price to be less than the Conversion Price Floor (as defined below), no adjustment pursuant to this Section 5 (except for Section 5(c), as applicable) shall cause the Conversion Price to be less than $97.578125 (i.e., the number of shares of Common Stock initially issuable upon conversion of one (1) share of Series A Preferred Stock pursuant to the Certificate of Designation (as defined in the Purchase Agreement) as of the Series A Designation Date (as defined in the Certificate of Designation) (i.e., 125) multiplied by the sum of (i) the most recent consolidated closing bid price of the Company’s Common Stock on the NASDAQ Stock Market of $0.64 plus (ii) $0.140625 (based upon $0.09375 per share of Common Stock for 75% warrant coverage plus $0.046875 for a potential 50% increase in warrant coverage in certain circumstances pursuant to the terms of the warrants issued in tandem with the Notes pursuant to the Purchase Agreement), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Conversion Price Floor”).

6.             Notices to Investor. Upon the happening of any event requiring an adjustment of the Conversion Price or the Conversion Shares, the Company shall promptly give written notice thereof to the Investor at the address appearing in the records of the Company, stating the adjusted Conversion Price and the adjusted number or type of Conversion Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Investor or any defect therein shall not affect the legality or validity of the subject adjustment.

7.             Collection Fees; Waiver.  In the event of default hereunder and if this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay in addition to all sums then due hereunder, including outstanding principal and accrued unpaid interest, all attorneys’ fees.  The Company hereby waives demand and presentment for payment, notice of nonpayment, protest, notice of protests, notice of dishonor, notice of intention to accelerate and notice of acceleration, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith. In addition, the Company is and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

8.             Maximum Rate of Interest.  Notwithstanding any provisions to the contrary in this Note, or in any of the documents relating hereto, in no event shall this Note or such documents require the payment or permit the charging or collection of interest in excess of the maximum amount or highest lawful rate permitted by the applicable usury laws.  It is the intention of the Company and the Investor to comply in all respects with applicable usury laws, and in no event shall the Company pay, for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the highest lawful rate permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or under the terms of any of the documents relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or accrued unpaid interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or under any of the documents relating hereto, on the amount of principal actually outstanding from time to time under this Note, shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this Section 8 shall govern and control, (b) neither the Company nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Company, at the holder’s option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company or otherwise by the holder or holders hereof in connection with such indebtedness.

9.             Certain Events.  The Outstanding Balance of this Note shall become immediately due and payable upon any of the following events: (i) the admission in writing by the Company of its insolvency; (ii) the commission of any voluntary act of bankruptcy by the Company; (iii) the execution by the Company of a general assignment for the benefit of creditors; (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (v) the failure of Company to perform any of its obligations under this Note, including the failure to pay any principal or accrued interest under the terms of this Note when due and payable; (vi) the failure of the Company to perform any obligation under the other Transaction Documents (as defined in the Purchase Agreement) or any document, instrument or agreement executed in connection therewith, after written notice to the Company of such alleged failure to perform and a 5-business day opportunity to cure; (vii) the appointment of a receiver or trustee to take possession of the property or assets of the Company; (viii) any dissolution of the Company; (ix) the adoption by the Company of any plan of liquidation; (x) the sale by the Company of all or substantially all of its assets; (xi) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (xii) the Company fails to maintain a cash balance (inclusive of cash and cash equivalents) of at least $1,000,000 in an account subject to a deposit account control agreement in favor of Alkek & Williams Ventures, Ltd., a Texas limited partnership (as collateral agent for the Investors); or (xiii) any challenge or contest by the Company in any action, suit or proceeding of the validity or enforceability of this Note or the warrants issued on even date herewith by the Company to Investor (each, individually, an “Event of Default”).

10.           Amendments and Waivers.  Any term or provision of this Note may be waived or amended in any respect with the written consent of the Company and the holders of at least two thirds (66-2/3%) in principal amount of the then outstanding Convertible Notes; provided, that any such amendment or waiver must apply to all Convertible Notes, and further provided, that terms and provisions regarding payment or conversion require the written consent of holders of at least three-quarters (75%) in principal amount of the then outstanding Convertible Notes.

11.           Transfers. This Note may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Note from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Note shall be issued to the transferee (who shall thereafter be the Investor hereunder) and the surrendered Note shall be canceled by the Company.

12.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof.  The Company and, by accepting this Note, the Investor, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Investor, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE INVESTOR HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

 [signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature page to Convertible Secured Promissory Note]